Exhibit 99.2

Colfax Announces Public Offering of Common Stock

FULTON, Md., February 12, 2014 — Colfax Corporation (NYSE: CFX) a leading global manufacturer of gas- and fluid-handling and fabrication technology products, today announced that it is offering 6,500,000 shares of its common stock in a public offering. The underwriters will have a 30-day option from the date of the offering to purchase up to an additional 975,000 shares from Colfax.

Colfax expects to use the proceeds from the sale of the common stock of this offering, together with cash on hand and borrowings and additional debt issuance under its credit facility, to finance Colfax’s acquisition of Victor Technologies Holdings, Inc. announced today or, if the acquisition is not completed, for general corporate purposes.

BofA Merrill Lynch, Citigroup and Deutsche Bank Securities are acting as book-running managers for the common stock offering.

The public offering is being made only by means of a prospectus and related prospectus supplement, copies of which may be obtained, when available, from BofA Merrill Lynch, 222 Broadway, New York, NY 10038, Attn: Prospectus Department, or by email at: dg.prospectus_requests@baml.com; from Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by telephone at (800) 831-9146; or from Deutsche Bank Securities Inc., Attn: Prospectus Group, 60 Wall Street, New York, New York 10005-2836 or by telephone at: (800) 503-4611, or by email at: prospectus.CPDG@db.com.

The common stock will be offered pursuant to an effective registration statement filed with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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ABOUT COLFAX CORPORATION — Colfax Corporation is a diversified global manufacturing and engineering company that provides gas- and fluid-handling and fabrication technology products and services to commercial and governmental customers around the world under the Howden, Colfax Fluid Handling and ESAB brands. Colfax believes its brands are among the most highly recognized in each of the markets that it serves. Colfax is traded on the NYSE under the ticker “CFX.” Additional information about Colfax is available at www.colfaxcorp.com.

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS:

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax’s plans, objectives, expectations and intentions and other statements that are not historical or current fact. Forward-looking statements are based on Colfax’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax’s results to differ materially from current expectations include, but are not limited to factors detailed in Colfax’s reports filed with the U.S. Securities and Exchange Commission including its 2013 Annual Report on Form 10-K under the caption “Risk Factors.” In addition, these statements are based on a number of assumptions that are subject to change. This press release speaks only as of this date. Colfax disclaims any duty to update the information herein.

The term “Colfax” in reference to the activities described in this press release may mean one or more of Colfax’s global operating subsidiaries and/or their internal business divisions and does not necessarily indicate activities engaged in by Colfax Corporation.

Investor Contact:

Farand Pawlak, Director of Investor Relations

Colfax Corporation

301-323-9054

Farand.Pawlak@colfaxcorp.com